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                                                                   EXHIBIT 5.1


                         [LETTERHEAD OF SHAW PITTMAN]

                                June 11, 2001


Video Network Communications, Inc.
50 International Drive
Portsmouth, New Hampshire 03801

Ladies and Gentlemen:

        We have acted as counsel to Video Network Communications, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form SB-2 (File No. 333-56970) (the "Registration Statement") which is being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement registers the following securities for resale from time to time by certain selling stockholders (the "Selling Stockholders") who participated in the private placement completed by the Company in August 2000 (the "Private Placement"): (i) 1,689,999 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"); (ii) redeemable warrants (the "Warrants") to purchase 1,689,999 shares of Common Stock at an initial exercise price of $4.00 per share; (iii) additional redeemable warrants (the "Extra Warrants") to purchase an additional 406,197 shares of Common Stock at an initial exercise price of $4.00 per share that the Company became obligated to issue to the Selling Stockholders on December 23, 2000, January 23, 2001, February 23, 2001, March 23, 2001, April 23, 2001 and May 23, 2001; and (iv) the 2,096,196 shares of
Common Stock underlying the Warrants and Extra Warrants issued to the Selling Stockholders (the "Selling Stockholders' Warrant Shares"). The Registration Statement also registers for issuance and sale by the Company: (i) the Selling Stockholders' Warrant Shares; (ii) the 83,498 shares of Common Stock underlying Warrants and Extra Warrants issued by the Company to other investors in the Private Placement (the "Other Investors' Warrant Shares" and, together with the Selling Stockholders' Warrant Shares, the "Warrant Shares");
(iii) 264,000 shares of Common Stock included as part of units, with each such unit consisting of one share of Common Stock and one Warrant, which units may be issued upon exercise of a purchase option (the "Purchase Option") issued to the placement agent of the Private Placement as partial compensation for its services (the "Placement Agent Shares"); (iv) Warrants to purchase 264,000 shares of Common Stock included as part of the units issuable upon exercise of the Purchase Option (the "Placement Agent Warrants"); and (v) the 264,000 shares of Common Stock underlying the Placement Agent Warrants (the "Placement Agent Warrant Shares" and, together with the Placement Agent Shares and the Placement Agent Warrants, the "Placement Agent Securities").

        For purposes of this opinion, we have examined copies of the following documents:

1. The Registration Statement;

2. The Certificate of Incorporation of the Company, as amended, restated or supplemented, as of the date hereof;

3. The Bylaws of the Company, as amended, restated or supplemented, as of the date hereof;

4. The form of Warrant;

5. The proposed form of Extra Warrant;

6. The resolutions of the Board of Directors of the Company dated July 2, 2000, July 26, 2000 and August 21, 2000, as certified to us by the Secretary of the Company to be in full force and effect as of the date hereof;

7. Certificates of the Secretary of the Company dated August 25, 2000, March 21, 2001 and June 8, 2001; and

8. The Purchase Option.



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        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

        In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of the Shares, Warrants, Extra Warrants, Warrant Shares and Placement Agent Securities (collectively, the "Securities") to be sold pursuant to the Registration Statement, (i) the resolutions of the Board of Directors authorizing the offering and sale of the Securities have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and
(iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities. We have also assumed that the offering, sale and delivery of the Securities will not at the time of such offering and sale violate or conflict with (1) the Certificate of Incorporation, as then amended, restated and supplemented, and the Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company. We have further assumed that the number of Securities to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Certificate of Incorporation or other document or instrument creating any of such Securities, in each case, as then amended, restated or supplemented, and, in the case of any class of capital shares, unissued at such time.

        Based on the foregoing, we are of the opinion that:

1. The Shares and the Warrants to be offered and resold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized, were validly issued and are fully paid and non-assessable.

2. The Extra Warrants issued or to be issued by the Company have been duly authorized and are, or upon issuance by the Company in accordance with the Registration Statement will be, validly issued, fully paid and non-assessable.

3. The Warrant Shares to be issued by the Company upon exercise of the Warrants and the Extra Warrants have been duly authorized and, upon issuance by the Company in accordance with the terms of the Warrants and Extra Warrants and assuming the receipt by the Company of the aggregate exercise price of such Warrants and Extra Warrants, will be validly issued, fully paid and non-assessable.

4. The Placement Agent Securities to be issued by the Company pursuant to the Purchase Option have been duly authorized and, upon issuance by the Company in accordance with the terms of the Purchase Option and assuming the receipt by the Company of the aggregate consideration required to be paid pursuant to the Purchase Option, will be validly issued, fully paid and non-assessable.

        We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for the purposes of any part of the Registration Statement.

                                               Very truly yours,

                                               /s/ SHAW PITTMAN
                                               -----------------------

                                               SHAW PITTMAN